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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 1997 with respect to the Financial Statements of Application Resources, Inc., referred to but not presented separately in the Registration Statement on Form S-4 dated June 20, 1997 and related Prospectus of The Registry, Inc. for its registration of 7,765,078 shares of common stock, no par value per share.

  Our audits of the financial statements of Application Resources, Inc. referred to above also included an audit of the financial statement schedule of Application Resources, Inc. (not presented separately herein). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements (not presented separately herein) taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                              Ernst & Young LLP

San Francisco, California

June 19, 1997